Exhibit 4.1(b)

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED TAX BENEFIT PRESERVATION PLAN

This FIRST Amendment to THE Amended and Restated Tax Benefit Preservation Plan (this “Amendment”) is entered into as of August 24, 2023, by and between Extreme Networks, Inc., a Delaware corporation (the “Company”), and Computershare Inc. (the “Rights Agent”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning(s) ascribed to them in that certain Amended and Restated Tax Benefit Preservation Plan, dated as of May 17, 2021, by and between the Company and the Rights Agent (the “Restated Tax Plan”).

WHEREAS, Section 26 of the Restated Tax Plan provides that for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Restated Tax Plan in any respect without the approval of any holders of Rights or Common Stock;

WHEREAS, the Company has exhausted certain deferred tax benefits of the Company, including those generated by net operating losses and as described in the Restated Tax Plan;

WHEREAS, the Board of Directors of the Company deems it is advisable and in the best interests of the Company and its stockholders to amend the Restated Tax Plan as set forth herein;

WHEREAS, the Company has provided an Officer’s Certificate in compliance with the terms of Section 26 of the Restated Tax Plan; and

WHEREAS, pursuant to and in accordance with the Restated Tax Plan, the Company desires to amend the Restated Tax Plan as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound, the parties hereto amend the Restated Tax Plan as follows:

1.
Amendment.
1.1.
Section 7.1 of the Restated Tax Plan is hereby amended and restated in its entirety with the following:

“Exercise of Rights. Subject to Section 11.1.2 and except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certification on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of a share of Series A Preferred (or other securities, cash or other assets) as to which the Rights are exercised, at or prior to the time (the “Expiration Date”) that is the earliest of (i) the close of business on August 24, 2023 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13.3 at which time the Rights are deemed terminated, (iv) the time at which the Rights are exchanged as provided in Section 27, (v) the close of business on the effective date of the repeal of Section 382 if the

Board determines that this Plan is no longer necessary or desirable for the preservation of the Tax Benefits, or (vi) the time at which the Board determines that the Tax Benefits are fully utilized or no longer available under Section 382 or that an ownership change under Section 382 would not adversely impact in any material respect the time period in which the Company could use the Tax Benefits, or materially impair the amount of the Tax Benefits that could be used by the Company in any particular time period, for applicable tax purposes.”

1.2.
The preamble of Exhibit A to the Restated Tax Plan is hereby amended and restated in its entirety with the following:

“NOT EXERCISABLE AFTER AUGUST 24, 2023 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN, IF THE COMPANY IS MERGED OR ACQUIRED PURSUANT TO AN AGREEMENT OF THE TYPE DESCRIBED IN SECTION 13.3 OF THE AMENDED AND RESTATED TAX BENEFIT PRESERVATION PLAN (THE “PLAN”), IF SECTION 382 (AS DEFINED IN THE PLAN) OR ANY SUCCESSOR STATUTE IS REPEALED AND THE BOARD OF DIRECTORS DETERMINES THAT THE PLAN IS NO LONGER NECESSARY OR DESIRABLE FOR THE PRESERVATION OF THE TAX BENEFITS (AS DEFINED IN THE PLAN) OR IF THE BOARD OF DIRECTORS DETERMINES THAT THE TAX BENEFITS ARE FULLY UTILIZED OR NO LONGER AVAILABLE UNDER SECTION 382 (AS DEFINED IN THE PLAN) OR THAT AN OWNERSHIP CHANGE UNDER SECTION 382 WOULD NOT ADVERSELY IMPACT IN ANY MATERIAL RESPECT THE TIME PERIOD IN WHICH THE COMPANY COULD USE THE TAX BENEFITS, OR MATERIALLY IMPAIR THE AMOUNT OF THE TAX BENEFITS THAT COULD BE USED BY THE COMPANY IN ANY PARTICULAR TIME PERIOD, FOR APPLICABLE TAX PURPOSES. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE PLAN. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 11.1.2 OF THE PLAN), RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON (AS DEFINED IN THE PLAN), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.”

1.3.
The first paragraph of Exhibit A to the Restated Tax Plan is hereby amended and restated in its entirety with the following:

“This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Tax Benefit Preservation Plan, dated as of May 17, 2021, as the same may be amended from time to time (the “Plan”), between Extreme Networks, Inc., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation, as Rights Agent (or any successor rights agent, the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York time) on August 24, 2023, at the offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one one-thousandth of a fully paid, nonassessable share of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred”), of the Company, at a purchase price of $70 per one one-thousandth of a share of Series A Preferred, subject to adjustment (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and certification properly completed and duly executed accompanied by such other documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Series A Preferred which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of May 17, 2021, based on the Series A Preferred as constituted at such date. Capitalized terms used in this Right Certificate without definition shall have the meanings ascribed to them in the Plan. As provided in the Plan, the Purchase Price and the number of shares of Series A Preferred which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.”

2.
Effect of Amendment. Except as expressly amended hereby, the Restated Tax Plan shall remain in full force and effect in accordance with its terms. Each reference in the Restated Tax Plan to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Restated Tax Plan, and each reference in any other document to “the Restated Tax Plan”, “thereunder”, “thereof” or words of like import referring to the Restated Tax Plan, shall mean and be a reference to the Restated Tax Plan as amended, changed or modified by this Amendment.
3.
Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto further agree to replace such invalid, void or unenforceable provision of this Amendment with a valid, legal and enforceable provision that carries out such parties’ intentions to the greatest lawful extent under this Amendment.
4.
Governing Law. This Amendment shall be deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
5.
Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
6.
Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Amended and Restated Tax Benefit Preservation Plan to be duly executed, as of the day and year first above written.

EXTREME NETWORKS, INC.
By: /s/ Katayoun ("Katy") Motiey Name: Katayoun (“Katy”) Motiey Title: Chief Legal, Administrative and Sustainability Officer

[Signature Page to First Amendment to the Amended and Restated Tax Benefit Preservation Plan]

COMPUTERSHARE INC., as Rights Agent
By: /s/ Kerri Altig Name: Kerri Altig Title: Manager, Client Management

[Signature Page to First Amendment to the Amended and Restated Tax Benefit Preservation Plan]